UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

SMARTHEAT INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 14, 2018, SmartHeat Inc., a Nevada corporation (the “Company”), entered into the Sixth Amendment (the “Sixth Amendment”) to the Credit and Security Agreement dated July 27, 2012, as amended (the “Credit Agreement”), between the Company and Northtech Holdings Inc., a British Virgin Islands business corporation (“Northtech”).

On December 20, 2018, the Company and Northtech amended (the “Amendment) the Sixth Amendment by removing and waiving the requirement to receive the approval of a majority of shareholders of the Company at the next meeting of the stockholders. Northtech and Mr. Zhang, the beneficial owner of our common stock held by Northtech, hold over 56% of our issued and outstanding common stock. In addition, the Company is in continuing negotiations with a potential acquisition candidate and our Board of Directors believes that it is in the best interests of the Company to issue the stock without incurring the time, expense and delay with approving the matter at the next annual stockholder meeting. As a result of the Amendment, the Company will issue Northtech 71,283,000 restricted shares of its common stock, subject to a maximum limit of 75,000,000 currently authorized for issuance.

The foregoing description of the Amendment to the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.22 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description
10.22	Amendment to Amendment No. 6 to the Credit and Security Agreement between SmartHeat Inc. and Northtech Holdings Inc., dated December 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTHEAT INC.
(Registrant)
Date:	December 21, 2018	By:	/s/ Kenneth Scipta
		Name:	Mr. Kenneth Scipta
		Title:	President